February 28, 2007

Dr. Stephen Chang
President & CEO
MultiCell Technologies, Inc.
701 George Washington Highway
Lincoln, Rhode Island 02865

Re: Additional Transaction

Dear Stephen:

Reference is made to the Convertible Debenture dated February 28, 2007 (the “Convertible Debenture”) issued by MultiCell Technologies, Inc. (“Company”) to La Jolla Cove Investors, Inc. (“Holder”). All terms used herein and not otherwise defined herein shall have the definitions set forth in the Convertible Debenture.

The parties shall enter into an additional convertible debenture in the principal amount equal to $1,000,000 to purchase common stock on the same terms and conditions as the Convertible Debenture. The parties must enter into such additional convertible debenture no later than thirty days after the principal amount outstanding under the Convertible Debenture is less than $250,000. In the event that Holder fails to enter into the additional debenture in accordance with the terms of this paragraph, Holder shall pay the Company liquidated damages of $100,000.

Sincerely,

/s/T.W. Huff

Travis W. Huff
Portfolio Manager

ACKNOWLEDGED AND AGREED:

MultiCell Technologies, Inc.

By: /s/Stephen MW Chang

Title: President & CEO